Exhibit 3.1

BY–LAWS

OF

ON SEMICONDUCTOR CORPORATION

As Amended and Restated on November 21, 2013

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of ON Semiconductor Corporation (hereinafter referred to as the “Corporation”) shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, which shall be the registered agent of the Corporation in charge thereof.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors of the Corporation (hereinafter referred to as the “Board”) may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect directors by vote in accordance with Section 3 of the Bylaws and Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation, and the stockholders may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. SPECIAL MEETINGS. Except as provided in the Amended and Restated Certificate of Incorporation of the Corporation or in this Section 2 with respect to a Special Meeting Request (as defined below), special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board and shall be held at such date, time and place as may be specified by such order. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified by such order.

Subject to the provisions of this Section 2, a special meeting of shareholders shall be called by the Secretary of the Corporation upon the written request (a “Special Meeting Request”) of stockholders who, as of the date of the Secretary’s receipt of the Special Meeting Request, hold in the aggregate at least 25% (the “Requisite Percent”) of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting (each, a “Requesting Stockholder” and, collectively, the “Requesting Stockholders”). A Requesting Stockholder may revoke the Requesting Stockholder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary and, if following such revocation, the remaining un-revoked requests are from Requesting Stockholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting.

The Secretary of the Corporation shall not be required to call a special meeting upon a stockholder request if (i) an annual or special meeting of stockholders that included an identical or substantially similar item of business, as determined in good faith by the Board (“Similar Business”), was held not more than ninety (90) days before the Special Meeting Request was received by the Secretary of the Corporation; (ii) the Board has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary of the Corporation receives the Special Meeting Request and the Board determines in good faith that the business to be conducted at such meeting includes Similar Business (for purposes of this Section 2, the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors, changing the size of the Board and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (iii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (iv) such Special Meeting Request involves or was made in a manner that involved a violation of or does or did not comply with the Certificate of Incorporation of the Corporation, these Bylaws or Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

A special meeting requested pursuant to a properly submitted Special Meeting Request shall be held at such date, time, and place within or without the State of Arizona as may be fixed by the Board; provided, however, that (1) the date of any such special meeting shall be not more than one hundred twenty (120) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to matters other than the election of directors and (2) the date of any such special meeting shall be not more than one hundred and eighty (180) days after the Secretary’s receipt of the properly submitted Special Meeting Request in the case of a Special Meeting Request relating to the election of directors.

Business transacted at any special meeting requested by the stockholders shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting of stockholders and the Board may submit its own proposal or proposals for consideration at such a special meeting.

In connection with a special meeting called in accordance with a Special Meeting Request, the stockholder or stockholders who so requested such special meeting, shall further update and supplement the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the notice of the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

For nominations of directors or other business to be properly brought before a special meeting pursuant to a Special Meeting Request, such Special Meeting Request must be signed and dated by each of the Requesting Stockholders (or their duly authorized agents) and delivered to the Secretary of the Corporation. The Special Meeting Request must be sent to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested. The Special Meeting Request shall set forth: (a) as to each person proposed to be nominated for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (if such Regulation 14A or any successor regulation or statute were applicable), and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language for the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of the Requesting Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to each Requesting Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such Requesting Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Requesting Stockholder and such beneficial owner, (iii) a representation that the Requesting Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (and intends to continue to be such a holder at the date of the meeting) and that at least one of the Requesting Stockholders (or a qualified representative of least one of the Requesting Stockholders) intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation that the Requesting Stockholder owns the stock of the Corporation in compliance with applicable law, including without limitation, that the Requesting Stockholder has received all necessary regulatory approvals to own and/or vote (or direct the voting of) the stock of the Corporation, (v) an acknowledgment by the Requesting Stockholder that any disposition of shares of stock of the Corporation held of record by such Requesting Stockholder as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of stockholders requested by such Requesting Stockholder shall constitute a revocation of such request with respect to such shares and if following such revocation, the remaining un-revoked requests are from Requesting Stockholders holding in the aggregate less than the Requisite Percent, the Board, in its discretion, may cancel the special meeting, and (vi) a representation whether the Requesting Stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. This paragraph is the exclusive means by which a stockholder may nominate persons for election to the Board of Directors and/or present other business at a special meeting of stockholders.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation and these Bylaws may vote in person or by proxy by the stockholder or by his or her duly authorized attorney-in-fact. If a quorum is present, the affirmative vote of a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote thereat shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Except as otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Article II, Section 3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the incumbent director shall promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

If the Board of Directors accepts a director’s resignation pursuant to this Article II, Section 3, or if a nominee for director is not elected and the nominee is not an incumbent director, then the resulting vacancy may be filled pursuant to Article NINTH, Section 2 of the Amended and Restated Certificate of Incorporation of the Corporation.

Only such persons who are nominated in accordance with the procedures set forth in Section 1 (in the case of an annual meeting), Section 2 (in the case of a special meeting) and Section 5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Notwithstanding the foregoing provisions of Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and (b) if so determined that any proposed nomination or business was not made or proposed in compliance with these Bylaws, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3, (i) if the stockholder, including a Requesting Stockholder (or a qualified representative of the stockholder) does not appear at the annual or a special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and (ii) if requested by the Chairman in the case of a special stockholders meeting, the Requesting Stockholders (or a qualified representative of the Requesting Stockholders) shall provide documentary evidence to the Corporation that the Requesting Stockholders have not made a disposition of shares of stock of the Corporation held of record by such Requesting Stockholders as of the date of delivery of the Special Meeting Request and prior to the date of the special meeting of stockholders requested by such Requesting Stockholders such that the remaining un-revoked requests as of the date of the special meeting are from Requesting Stockholders holding in the aggregate less than the Requisite Percent. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 4. QUORUM. Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but, unless the Board fixes a new record date, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS. Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder not less than ten nor more than sixty days before the meeting. The notice or an accompanying document shall identify the business to be transacted at the meeting as determined by the Board and, if directors are to be elected, the nominees therefor proposed by the Board.

Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board has designated another date for the annual meeting pursuant to Section 1 of this Article II, not less than ninety nor more than one hundred twenty days before such other date, or, if such other date has not been publicly disclosed or announced at least one hundred five days in advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares that are owned beneficially and of record by such stockholder on the date of such stockholder’s notice and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

Candidates for election to the Board (other than nominees proposed by the Board) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board has designated another date for the annual meeting pursuant to Section 1 of this Article II, not less than ninety days nor more than one hundred twenty days before such other date, or, if such other date has not been publicly disclosed or announced at least one hundred five days in advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act, if such Regulation 14A or any successor regulation or statute were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and (iii) the class and number of shares that are owned beneficially and of record by such stockholder on the date of such stockholder’s notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director except in accordance with the provisions of Section 2 or this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER. The number of directors shall be fixed by the Board from time to time in accordance with Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation.

SECTION 2. COMMITTEES. The Board may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees of the Board, each such committee to consist of one or more directors.

SECTION 3. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Regular meetings of the Board or any committee of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the Board or such committee, as the case may be.

Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of any two directors on at least one day’s notice to each director and shall be held at such place or places as may be determined by the Board, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the Corporation or by these Bylaws, members of the Board or any committee of the Board, may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 4. QUORUM. A majority of the Board or a majority of the members of a committee of the Board shall constitute a quorum of the Board or such committee, as the case may be, for the transaction of business. If at any meeting of the Board or a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board or such committee, as the case may be, unless the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws shall require the vote of a greater number.

SECTION 5. COMPENSATION. Non-employee directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board or any committee thereof as may be established by resolution of the Board; provided that no compensation shall be so paid for participation in any action taken pursuant to Article III, Section 6; provided further that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 6. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee, as the case may be.

ARTICLE IV

CHAIRMAN OF THE BOARD AND OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board and who shall hold office until their successors are elected and qualified. In addition, the Board may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they deem proper. None of the officers of the Corporation need be directors of the Corporation. The officers shall be elected at the first meeting of the Board after each annual meeting. More than two offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 3. CHAIRMAN. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and he shall have and perform such other duties as from time to time may be assigned to him by the Board. The Chairman of the Board shall not be deemed an officer of the Corporation unless he is designated as such by a resolution of the Board of Directors.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board, at all meetings of the Board, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 5. VICE–PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of the Board or any committee of the Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. STOCK CERTIFICATES; UNCERTIFICATED SHARES. Shares of stock of the Corporation may be issued in certificated or uncertificated form or any other such form as the Board may from time to time prescribe, consistent with the laws of the State of Delaware. Every holder of certificated shares of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on a certificate may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock or uncertificated shares of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed. The directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or uncertificated shares.

SECTION 3. TRANSFER OF SHARES. Subject to any restrictions on transfer, shares of stock of the Corporation may be transferred upon the books of the Corporation, if such shares are certificated, only by the holders thereof or their duly authorized attorneys or legal representatives by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Corporation may designate, by whom they shall be cancelled and upon their surrender to the Corporation of their certificates, or, if such shares are uncertificated, only upon receipt of proper transfer instructions from the registered owner of the shares. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Corporation may treat as the absolute owner of shares of the Corporation the person or persons in whose name shares are registered on the books of the Corporation.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the

Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolutions of the Board.

SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated (and except in the case of notice pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by (i) depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation (such notice shall be deemed to have been given on the day of such mailing) or (ii) by transmitting it to the person entitled thereto by electronic mail to any electronic mail address of such person or by any other electronic means, all as consistent with the laws of the State of Delaware and federal rules and regulations. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Corporation or Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice (or transmitted electronically by such person or persons), whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend and repeal any Bylaw of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaw made by the Board. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these Bylaws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article II, Sections 1, 2 and 5, Article III, Section 1 and this Article VI of these Bylaws may not be amended or repealed, nor may any Bylaw provision inconsistent herewith or therewith be adopted, by the stockholders of the Corporation unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VI as a single class.